N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Reports Fourth Quarter and Full Year 2019 Results

•	Fourth quarter oil production averaged 92.0 MBbls per day

◦	Full year oil production averaged 86.2 MBbls per day

•	2019 capital investment (including midstream) totaled $1.32 billion; below guidance range

◦	Lower D&C costs drove the beat

•	Generated $1.34 billion of net cash from operating activities

◦	$141 million of free cash flow[1] in 2019; $59 million after dividend

DENVER, February 19, 2020 - Cimarex Energy Co. (NYSE: XEC) today reported a net loss for fourth quarter 2019 of $384.1 million, or $3.87 per share, compared to net income of $316.2 million, or $3.32 per share, in the same period a year ago. For the full year, Cimarex reported a net loss of $124.6 million, or $1.33 per share, compared to 2018 net income of $791.9 million, or $8.32 per share. Both fourth quarter and full year results were negatively impacted by a non-cash charge related to the impairment of oil and gas properties. Fourth quarter 2019 adjusted net income (non-GAAP) was $120.4 million, or $1.18 per share, compared to adjusted net income (non-GAAP) of $192.1 million, or $2.01 per share in the same period a year ago1. Full year 2019 adjusted net income (non-GAAP) was $448.8 million, or $4.46 per share, compared to $708.7 million, or $7.42 per share in 20181. Adjusted cash flow from operations (non-GAAP) was $416.0 million in fourth quarter 2019 compared to $428.2 million in the same period a year ago1. Full year 2019 adjusted cash flow from operations (non-GAAP) was $1.46 billion compared to $1.53 billion in 20181.

Oil volumes in the fourth quarter were sequentially higher, averaging 92.0 thousand barrels (MBbls) per day. For the full year, Cimarex reported average daily oil volumes of 86.2 MBbls, a 27 percent year-over-year increase. Cimarex produced 292.7 thousand barrels of oil equivalent (MBOE) per day in the fourth quarter and averaged 278.5 MBOE per day for the year.

In the fourth quarter realized oil prices averaged $54.80 per barrel, up 11 percent from the $49.30 per barrel received in the fourth quarter of 2018. Realized natural gas prices averaged $1.19 per thousand cubic feet (Mcf), down 45 percent from the fourth quarter 2018 average of $2.16 per Mcf. NGL prices averaged $14.13 per barrel, down 32 percent from the $20.71 per barrel received in the fourth quarter of 2018, but up 31 percent from the lows we saw in the third quarter of 2019. For the full year, Cimarex realized $52.77 per barrel of oil, down 7 percent from 2018, $1.11 per Mcf of natural gas and $13.55 per barrel of NGLs sold.

Both oil and natural gas prices were negatively impacted by local price differentials in 2019 although oil price differential did see some improvement year-over-year. Our realized Permian oil differential to WTI Cushing averaged $(4.48) per barrel in 2019 compared to $(9.82) in 2018. For the year, Cimarex's average differential on its Permian natural gas production was $(2.14) per Mcf compared to the Henry Hub index and, in the
Mid-Continent region, realized gas prices differentials were $(0.68) per Mcf compared to Henry Hub.

Cimarex invested a total of $1.32 billion in 2019, which included $944 million attributable to drilling and completion (D&C) activities, $75 million to saltwater disposal and $74 million to midstream and other investments. Capital investments were funded with cash flow from operations.

Proved reserves at December 31, 2019 totaled 620 million barrels of oil equivalent (MMBOE), up five percent year over year. Oil reserves increased 16 percent.  Cimarex added 119 MMBOE through extensions and discoveries and 3.5 MMBOE through net performance revisions resulting in reserve replacement of 121 percent of 2019 production.  Proved reserves are 86 percent proved developed.

Total debt at December 31, 2019 consisted of $2.0 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $94.7 million at year-end. Debt was 37 percent of total capitalization2.

Operations Update
Cimarex invested $1.32 billion in 2019 including $944 million (72 percent) of D&C capital. Also included is $74 million of investment in midstream and other and $75 million in saltwater disposal investment. Of the $1.32 billion, 85 percent was invested in the Permian region and 15 percent in the Mid-Continent.

During 2019, Cimarex participated in the drilling and completion of 291 gross (92 net) wells. At year-end, 95 gross (32 net) wells were waiting on completion, of which 45 gross (1 net) were in the Mid-Continent and 50 gross (31 net) were in the Permian. Cimarex currently operates ten drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Gross wells
Permian Basin	31	40	131	129
Mid-Continent	16	46	160	220
	47	86	291	349
Net wells
Permian Basin	22	32	76	80
Mid-Continent	1	6	16	42
	23	38	92	122

Permian Region
Production from the Permian region averaged 207.1 MBOE per day in the fourth quarter, or 71 percent of total company volumes. Oil volumes averaged 78.4 MBbls per day, 85 percent of total company oil volumes. For the full year, production averaged 190.7 MBOE per day, 68 percent of total company volumes with Permian oil representing 84 percent of Cimarex's oil volumes in 2019.

Cimarex brought 31 gross (22 net) wells on production in the Permian during fourth quarter, bringing the total wells on production in 2019 to 131 gross (76 net). About 86 percent of our operated wells were drilled from multi-well pads and our average lateral length on our operated wells brought on production in the Permian was 9,529 feet in 2019. Cimarex currently operates ten rigs and two completion crews in the region.

Mid-Continent Region

Production from the Mid-Continent averaged 85.3 MBOE per day for the fourth quarter, down 18 percent from fourth quarter 2018 and down three percent sequentially. Oil volumes averaged 13.5 MBbls per day and represented 15 percent of the company's total oil volume in the quarter. For the full year, production averaged 87.3 MBOE per day, down eight percent year over year. Oil volumes averaged 13.8 MBbls per day in 2019, down nine percent year over year.

Wells brought on production during the fourth quarter totaled 16 gross (1 net) in the Mid-Continent region, bringing the total wells in 2019 to 160 gross (16 net). At the end of the quarter, 45 gross (1 net) wells were waiting on completion.

Activity in the region continues to focus on the Woodford and Meramec shale plays in western Oklahoma.

Production by Region
Cimarex’s average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Permian Basin
Gas (MMcf)	451.4	296.4	398.9	253.7
Oil (Bbls)	78,421	61,621	72,264	52,339
NGL (Bbls)	53,438	36,380	51,982	31,505
Total Equivalent (BOE)	207,096	147,404	190,735	126,124

Mid-Continent
Gas (MMcf)	280.1	324.2	289.1	308.8
Oil (Bbls)	13,514	18,122	13,788	15,150
NGL (Bbls)	25,081	31,275	25,379	28,697
Total Equivalent (BOE)	85,282	103,432	87,348	95,307

Total Company
Gas (MMcf)	732.6	621.9	689.2	563.9
Oil (Bbls)	92,048	79,904	86,200	67,699
NGL (Bbls)	78,557	67,706	77,408	60,258
Total Equivalent (BOE)	292,709	251,254	278,480	221,946

AVERAGE REALIZED PRICE BY REGION

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018

Permian Basin
Gas ($ per Mcf)	0.83	1.44	0.49	1.69
Oil ($ per Bbl)	54.78	47.17	52.55	54.95
NGL ($ per Bbl)	13.23	20.13	12.62	22.84

Mid-Continent
Gas ($ per Mcf)	1.76	2.82	1.95	2.23
Oil ($ per Bbl)	54.91	56.48	53.89	62.31
NGL ($ per Bbl)	16.04	21.38	15.47	21.67

Total Company
Gas ($ per Mcf)	1.19	2.16	1.11	1.99
Oil ($ per Bbl)	54.80	49.30	52.77	56.61
NGL ($ per Bbl)	14.13	20.71	13.55	22.28

Other
The following table summarizes Cimarex’s current hedge positions:

		1Q20	2Q20	3Q20	4Q20	1Q21	2Q21
Gas Collars:	PEPL(3)
	Volume (MMBtu/d)	90,000	60,000	30,000	30,000	10,000	—
	Wtd Avg Floor	$1.92	$1.90	$1.85	$1.85	$1.85	$—
	Wtd Avg Ceiling	$2.36	$2.28	$2.31	$2.31	$2.31	$—

	El Paso Perm(3)
	Volume (MMBtu/d)	40,000	30,000	20,000	20,000	—	—
	Wtd Avg Floor	$1.40	$1.40	$1.35	$1.35	$—	$—
	Wtd Avg Ceiling	$1.79	$1.82	$1.66	$1.66	$—	$—

	Waha (3)
	Volume (MMBtu/d)	50,000	30,000	—	—	—	—
	Wtd Avg Floor	$1.50	$1.57	$—	$—	$—	$—
	Wtd Avg Ceiling	$1.87	$1.97	$—	$—	$—	$—

Oil Collars:	WTI(4)
	Volume (Bbl/d)	39,000	31,000	23,000	23,000	15,000	5,000
	Wtd Avg Floor	$52.40	$50.43	$49.80	$49.80	$49.70	$50.00
	Wtd Avg Ceiling	$64.48	$61.55	$60.59	$60.59	$59.41	$60.14

Oil Basis Swaps:	WTI Midland(5)
	Volume (Bbl/d)	32,297	26,000	19,000	19,000	11,000	5,000
	Weighted Avg Differential	$0.33	$0.44	$0.75	$0.75	$0.77	$1.02

Conference call and webcast
Cimarex will host a conference call tomorrow, February 20, at 11:00 a.m. EST (9:00 a.m. MST) to discuss its fourth quarter and 2019 financial and operating results as well as management's outlook for 2020. The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216).

A replay will be available on the company’s website.

Investor Presentation
For more details on Cimarex’s 2019 results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Permian Basin and Mid-Continent areas of the U.S.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding projected results and future events. These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a description of certain risk factors that may affect these forward-looking statements.
Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility; higher than expected costs and expenses, including the availability and cost of services and materials; our ability to successfully integrate the March 2019 acquisition of Resolute Energy Corporation; compliance with environmental and other regulations; costs and availability of third party facilities for gathering, processing, refining and transportation; risks associated with operating in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; declines in the values of our oil and gas properties resulting in impairments; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; unexpected future capital expenditures; economic and competitive conditions; the availability and cost of capital; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; derivative and hedging activities; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; the effectiveness of controls over financial reporting; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Karen Acierno
303-285-4957

www.cimarex.com

1	Adjusted net income, adjusted cash flow from operations and free cash flow are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.

2	Debt to total capitalization is calculated by dividing long-term debt by long-term debt plus stockholders’ equity.

3
PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index, El Paso Perm refers to El Paso Permian Basin index, and Waha refers to West Texas (Waha) Index, all as quoted in Platt’s Inside FERC.

4	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

5	Index price on basis swaps is WTI NYMEX less the weighted average WTI Midland differential, as quoted by Argus Americas Crude.

RECONCILIATION OF ADJUSTED NET INCOME

The following reconciles net (loss) income as reported under generally accepted accounting principles (GAAP) to adjusted net income (non-GAAP) for the periods indicated.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in thousands, except per share data)

Net (loss) income	$(384,091)	$316,182	$(124,619)	$791,851
Impairment of oil and gas properties (1)	618,693	—	618,693	—
Mark-to-market loss (gain) on open derivative positions	28,888	(161,516)	63,719	(110,388)
Loss on early extinguishment of debt	—	—	4,250	—
Acquisition related costs	—	3,007	8,404	3,007
Tax impact	(143,115)	34,397	(121,637)	24,268
Adjusted net income	$120,375	$192,070	$448,810	$708,738
Diluted earnings (loss) per share	$(3.87)	$3.32	$(1.33)	$8.32
Adjusted diluted earnings per share*	$1.18	$2.01	$4.46	$7.42

Weighted-average number of shares outstanding:
Adjusted diluted**	101,903	95,675	100,679	95,523

(1) Cimarex reported an impairment of oil and gas properties of $108.9 million in the third quarter 2019; however, no impairment should have been recorded in the third quarter. As such, that impairment was reversed and is now included in the impairment of oil and gas properties of $618.7 million recorded in the fourth quarter 2019.

Adjusted net income and adjusted diluted earnings per share exclude the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP measures because:

a)	Management uses adjusted net income to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.

b)	Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Does not include adjustments resulting from application of the "two-class method" used to determine earnings per share under GAAP.

** Reflects the weighted-average number of common shares outstanding during the period as adjusted for the dilutive effects of outstanding stock options.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS, FREE CASH FLOW AND
FREE CASH FLOW AFTER DIVIDEND

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) , free cash flow (non-GAAP) and free cash flow after dividend (non-GAAP) for the periods indicated.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Net cash provided by operating activities	$359,809	$393,181	$1,343,966	$1,550,994
Change in operating assets and liabilities	56,178	34,971	120,174	(17,415)

Adjusted cash flow from operations	$415,987	$428,152	$1,464,140	$1,533,579

Oil and gas expenditures	$(249,417)	$(415,099)	$(1,249,797)	$(1,566,583)
Other capital expenditures	(14,658)	(28,422)	(73,693)	(103,459)
Free cash flow	151,912	(15,369)	140,650	(136,463)

Dividends paid	(21,579)	(17,205)	(81,709)	(55,243)
Free cash flow after dividend	$130,333	$(32,574)	$58,941	$(191,706)

Management uses the non-GAAP financial measures of adjusted cash flow from operations, free cash flow and free cash flow aver dividend as means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities. Management believes these non-GAAP financial measures provide useful information to investors for the same reason, and that they are also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PROVED RESERVES

	Gas (MMcf)	Oil (MBbls)	NGL (MBbls)	Total (MBOE)
December 31, 2018	1,591,321	146,538	179,436	591,195
Revisions of previous estimates	(180,632)	(8,516)	(12,038)	(50,661)
Extensions and discoveries	247,406	41,193	36,834	119,261
Purchases of reserves	129,435	22,628	18,818	63,019
Production	(251,567)	(31,463)	(28,254)	(101,645)
Sales of reserves	(3,818)	(610)	(328)	(1,574)
December 31, 2019	1,532,145	169,770	194,468	619,595

Proved developed reserves:
December 31, 2018	1,398,729	116,339	151,566	501,027
December 31, 2019	1,358,329	138,783	166,552	531,722

	2019	2018	% Change
Standardized Measure ($ in millions)	3,629	4,015	(10)%
Pre-tax PV-10 ($ in millions) *	3,948	4,739	(17)%

Average prices used in Standardized Measure	2019	2018	% Change
Gas ($ per Mcf)	2.58	3.10	(17)%
Oil ($ per Bbl)	55.67	65.56	(15)%
NGL ($ per Bbl)	13.27	21.03	(37)%

* Pre-tax PV-10 is a non-GAAP financial measure. Pre-tax PV-10 is comparable to the standardized measure, which is the most directly comparable GAAP financial measure. Pre-tax PV-10 is computed on the same basis as the standardized measure but without deducting future income taxes. As of December 31, 2019 and 2018, Cimarex's discounted future income taxes were $319.4 million and $724.0 million, respectively. Cimarex's standardized measure of discounted future net cash flows was $3,629.0 million at year-end 2019 and $4,015.2 million at year-end 2018. Management uses pre-tax PV-10 as one measure of the value of the company's proved reserves and to compare relative values of proved reserves to other exploration and production companies without regard to income taxes. Management believes pre-tax PV-10 is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend on the unique income tax characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves. Management further believes that professional research analysts and rating agencies use pre-tax PV-10 in similar ways. However, pre-tax PV-10 is not a substitute for the standardized measure of discounted future net cash flows. Cimarex's pre-tax PV-10 and the standardized measure of discounted future net cash flows do not purport to present the fair value of its oil and natural gas reserves.

PROVED RESERVES BY REGION

	Gas (MMcf)	Oil (MBbls)	NGL (MBbls)	Total (MBOE)
Permian Basin	870,208	147,662	130,007	422,703
Mid-Continent	660,161	21,848	64,377	196,252
Other	1,776	260	84	640
	1,532,145	169,770	194,468	619,595

OIL AND GAS CAPITALIZED EXPENDITURES

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Acquisitions:
Proved	$(723)	$—	$695,450	$62
Unproved	3,908	13,965	1,025,376	26,216
	3,185	13,965	1,720,826	26,278

Exploration and development:
Land and seismic	17,719	6,764	60,175	82,791
Exploration and development	234,603	373,555	1,181,605	1,487,453
	252,322	380,319	1,241,780	1,570,244

Property sales including purchase price adjustments	1,829	(7,285)	(35,320)	(581,799)
	$257,336	$386,999	$2,927,286	$1,014,723

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in thousands, except per share information)
Revenues:
Oil sales	$464,044	$362,411	$1,660,210	$1,398,813
Gas and NGL sales	182,269	252,825	661,711	898,832
Gas gathering and other	10,931	8,885	41,048	41,372
	657,244	624,121	2,362,969	2,339,017
Costs and expenses:
Impairment of oil and gas properties	618,693	—	618,693	—
Depreciation, depletion, amortization, and accretion	252,637	180,060	890,759	597,615
Production	82,722	67,271	339,941	296,189
Transportation, processing, and other operating	64,780	55,535	238,259	211,463
Gas gathering and other	6,279	9,738	23,294	28,327
Taxes other than income	43,353	38,620	148,953	125,169
General and administrative	26,349	13,635	95,843	77,843
Stock compensation	6,394	6,633	26,398	22,895
Loss (gain) on derivative instruments, net	40,901	(157,505)	76,850	(85,959)
Other operating expense, net	248	3,037	19,305	18,507
	1,142,356	217,024	2,478,295	1,292,049

Operating (loss) income	(485,112)	407,097	(115,326)	1,046,968

Other (income) and expense:
Interest expense	23,721	17,387	93,386	68,224
Capitalized interest	(14,421)	(5,738)	(56,232)	(20,855)
Loss on early extinguishment of debt	—	—	4,250	—
Other, net	(1,193)	(8,192)	(5,741)	(22,908)

(Loss) income before income tax	(493,219)	403,640	(150,989)	1,022,507
Income tax (benefit) expense	(109,128)	87,458	(26,370)	230,656
Net (loss) income	$(384,091)	$316,182	$(124,619)	$791,851

Earnings (loss) per share to common stockholders:
Basic	$(3.87)	$3.32	$(1.33)	$8.32
Diluted	$(3.87)	$3.32	$(1.33)	$8.32

Dividends declared per common share	$0.20	$0.18	$0.80	$0.68

Weighted-average number of shares outstanding:
Basic	99,789	93,897	98,789	93,793
Diluted	99,789	93,915	98,789	93,820

Comprehensive income (loss):
Net (loss) income	$(384,091)	$316,182	$(124,619)	$791,851
Other comprehensive income (loss):
Change in fair value of investments, net of tax	(10)	(1,985)	(755)	(1,444)
Total comprehensive income (loss)	$(384,101)	$314,197	$(125,374)	$790,407

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(384,091)	$316,182	$(124,619)	$791,851
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Impairment of oil and gas properties	618,693	—	618,693	—
Depreciation, depletion, amortization, and accretion	252,637	180,060	890,759	597,615
Deferred income taxes	(109,660)	90,465	(26,902)	233,280
Stock compensation	6,394	6,633	26,398	22,895
Loss (gain) on derivative instruments, net	40,901	(157,505)	76,850	(85,959)
Settlements on derivative instruments	(12,013)	(4,011)	(13,131)	(24,429)
Loss on early extinguishment of debt	—	—	4,250	—
Changes in non-current assets and liabilities	(167)	(535)	(2,797)	(1,779)
Other, net	3,293	(3,137)	14,639	105
Changes in operating assets and liabilities:
Accounts receivable	(15,055)	17,193	65,128	5,421
Other current assets	(2,879)	(6,378)	(739)	(1,957)
Accounts payable and other current liabilities	(38,244)	(45,786)	(184,563)	13,951
Net cash provided by operating activities	359,809	393,181	1,343,966	1,550,994
Cash flows from investing activities:
Oil and gas capital expenditures	(249,417)	(415,099)	(1,249,797)	(1,566,583)
Acquisition of Resolute Energy, net of cash acquired	—	—	(284,441)	—
Sales of oil and gas assets	398	7,285	28,945	580,652
Sales of other assets	245	2,782	1,104	3,772
Other capital expenditures	(14,658)	(28,422)	(73,693)	(103,459)
Net cash used by investing activities	(263,432)	(433,454)	(1,577,882)	(1,085,618)
Cash flows from financing activities:
Borrowings of long-term debt	380,000	—	2,619,310	—
Repayments of long-term debt	(380,000)	—	(2,990,000)	—
Financing, underwriting, and debt redemption fees	—	(100)	(11,798)	(100)
Finance lease payments	(1,138)	—	(3,869)	—
Dividends paid	(21,579)	(17,205)	(81,709)	(55,243)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards	(2,823)	(5,732)	(5,229)	(12,142)
Proceeds from exercise of stock options	—	30	1,267	2,241
Net cash used by financing activities	(25,540)	(23,007)	(472,028)	(65,244)
Net change in cash and cash equivalents	70,837	(63,280)	(705,944)	400,132
Cash and cash equivalents at beginning of period	23,885	863,946	800,666	400,534
Cash and cash equivalents at end of period	$94,722	$800,666	$94,722	$800,666

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31, 2019	December 31, 2018
Assets	(in thousands, except share and per share information)
Current assets:
Cash and cash equivalents	$94,722	$800,666
Accounts receivable, net of allowance	448,584	454,200
Oil and gas well equipment and supplies	47,893	55,553
Derivative instruments	17,944	101,939
Other current assets	12,343	11,781
Total current assets	621,486	1,424,139
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	20,678,334	18,566,757
Unproved properties and properties under development, not being amortized	1,255,908	436,325
	21,934,242	19,003,082
Less – accumulated depreciation, depletion, amortization, and impairment	(16,723,544)	(15,287,752)
Net oil and gas properties	5,210,698	3,715,330
Fixed assets, net of accumulated depreciation of $389,458 and $324,631, respectively	519,291	257,686
Goodwill	716,865	620,232
Derivative instruments	580	9,246
Other assets	71,109	35,451
	$7,140,029	$6,062,084
Liabilities, Redeemable Preferred Stock, and Stockholders' Equity
Current liabilities:
Accounts payable	$49,020	$106,814
Accrued liabilities	418,978	379,455
Derivative instruments	16,681	27,627
Revenue payable	207,939	194,811
Operating leases	66,003	—
Total current liabilities	758,621	708,707
Long-term debt:
Principal	2,000,000	1,500,000
Less – unamortized debt issuance costs and discounts	(14,754)	(11,446)
Long-term debt, net	1,985,246	1,488,554
Deferred income taxes	338,424	334,473
Derivative instruments	1,018	2,267
Operating leases	184,172	—
Other liabilities	214,787	198,297
Total liabilities	3,482,268	2,732,298
Redeemable preferred stock - 8.125% Series A Cumulative Perpetual Convertible Preferred Stock, $0.01 par value, 62,500 shares authorized and issued and no shares authorized and issued, respectively	81,620	—
Stockholders' equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 102,144,577 and 95,755,797 shares issued, respectively	1,021	958
Additional paid-in capital	3,243,325	2,785,188
Retained earnings	331,795	542,885
Accumulated other comprehensive income	—	755
Total stockholders' equity	3,576,141	3,329,786
	$7,140,029	$6,062,084